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                         CORRECTED CERTIFICATE OF MERGER

                                       OF

                           AMERICARE HEALTH SCAN, INC.
                             (a Florida corporation)

                                      INTO

                       ENVIRONMENTAL DIGITAL SYSTEMS, INC.
                            (a Delaware corporation)

     Pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), the undersigned corporation hereby files this Corrected Certificate of Merger to correct the original Certificate of Merger filed by Environmental Digital Systems, Inc., which incorrectly named Environmental Digital Systems, Inc. as the surviving corporation instead of Americare Health Scan, Inc., which is the correct surviving corporation, and the undersigned corporation does hereby certify the following as a Corrected Certificate of Merger to the original Certificate of Merger:

FIRST: That the names and states of incorporation of each of the constituent corporations are:

               Name                                      State of Incorporation
               ----                                      ----------------------

               Americare  Health  Scan,  Inc.            Florida

               Environmental Digital Systems, Inc.       Delaware

SECOND: Paragraph Four of the original certificate of merger shall be deleted and replaced with the following:

               FOURTH Upon the completion of the merger, Americare Health Scan, Inc., shall be the surviving corporation and after appropriate corporate action pursuant to applicable state statutes, Americare Health Scan, Inc., a corporation, shall be domiciled in the state of Florida.


THIRD: Paragraph Five of the original certificate of merger shall be deleted and replaced with the following:

               FIFTH: The executed Agreement of Merger is on principal place of business of the corporation, Americare Health Scan, file at the surviving Inc., at


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                         Americare  Building, Third Floor, 20 N.W. 181st Street,
                         Miami, Florida 33169. A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

FOURTH:        Paragraph  Seven  shall  be  added  to  read  as  follows:

               SIXTH: That pursuant to Section 252 of the DGCL, the surviving corporation agrees that it may be served with process in the State of Delaware for any proceeding described in Section 252(d) at the principal place of business of the surviving corporation located at Americare Building, Third Floor, 20 N.W. 181st Street, Miami, Florida 33169.


FIFTH: That a Certificate of Merger, as corrected, is set forth in its entirety and attached hereto.


     IN WITNESS WHEREOF, said Americare Health Scan, Inc. has caused this Corrected Certificate of Merger to be executed by its officers thereunto duly authorized this 26 day of May, 1998.
                  --



                                            AMERICARE  HEALTH  SCAN,  INC.


                                            By: /s/ Joseph P. D'Angelo
                                            --------------------------------
                                            Joseph P. D'Angelo, President


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